                                                                   EXHIBIT 10.37

                                                                  Execution copy

                             XINHUA FINANCE LIMITED
                                  (Subscriber)

                                FAN CHO TAK ALEX
                                      (Fan)

                                   AND OTHERS

                                       and

                             ECONWORLD MEDIA LIMITED
                                    (Company)

                                   ----------

                             SUBSCRIPTION AGREEMENT
             IN RESPECT OF 210,000 ORDINARY SHARES IN THE CAPITAL OF
                             ECONWORLD MEDIA LIMITED

                                   ----------

                                  MAY 26, 2005

                                    Hong Kong

                                TABLE OF CONTENTS

ITEM                               DESCRIPTION                              PAGE
----                               -----------                              ----
1.     DEFINITIONS.......................................................     3

2.     ISSUE, ALLOTMENT AND SUBSCRIPTION OF NEW SHARES...................     8

3.     COVENANTS PRIOR TO CLOSING........................................    10

4.     REPRESENTATIONS, WARRANTIES AND COVENANTS IN RESPECT OF
       THE COMPANY.......................................................    12

5.     REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSCRIBER...........    22

6.     CONDITIONS OF SUBSCRIBER'S OBLIGATIONS TO PAY CASH
       CONSIDERATION.....................................................    23

7.     PUT OPTION AND CALL OPTION........................................    24

8.     INDEMNITY.........................................................    27

9.     NON-COMPETITION...................................................    28

10.    TERMINATION.......................................................    29

11.    MISCELLANEOUS.....................................................    30

SCHEDULE 1 PART I........................................................    38

CORPORATE DETAILS OF THE COMPANY IMMEDIATELY PRIOR TO CLOSING............    38

SCHEDULE 1 PART II.......................................................    39

CORPORATE DETAILS OF THE COMPANY IMMEDIATELY AFTER CLOSING...............    39

SCHEDULE 2...............................................................    40

CORPORATE DETAILS OF THE HONG KONG SUBSIDIARIES..........................    40

SCHEDULE 3...............................................................    43

CORPORATE DETAILS OF THE PRC SUBSIDIARIES................................    43

SCHEDULE 4...............................................................    45

KEY MANAGEMENT...........................................................    45

SCHEDULE 5...............................................................    46

MATERIAL CONTRACTS.......................................................    46

SCHEDULE 6...............................................................    47

SCHEDULE OF EXERCISING PUT OPTION OR CALL OPTION FOR NON-MANAGEMENT
SHAREHOLDERS.............................................................    47

EXHIBIT A:  PUT OPTION NOTICE............................................    48

EXHIBIT B:  CALL OPTION NOTICE...........................................    49

THIS SHARE SUBSCRIPTION AGREEMENT (this "AGREEMENT") is made on the 26th day of May 2005

BETWEEN

(1) XINHUA FINANCE LIMITED, a company incorporated under the laws of the Cayman Islands with a registered address at the offices of Codan Trust Company (Cayman) Limited, Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies (the "SUBSCRIBER")

(2) FAN CHO TAK ALEX, a citizen of Hong Kong with an address of Room 203A, 2/F., Stanhope House, 734-738 King's Road, Hong Kong ("FAN")

(3) GAINFUL CONCEPT LIMITED, a company incorporated under the laws of the British Virgin Islands with a registered address at the Commonwealth Trust Ltd, Drake Chamber, Tortola, British Virgin Islands ("GAINFUL CONCEPT")

(4) BEST GAIN GROUP LIMITED, a company incorporated under the laws of the British Virgin Islands with a registered address at the Commonwealth Trust Ltd, Drake Chamber, Tortola, British Virgin Islands ("BEST GAIN")

(5) ECONWORLD HOLDINGS LIMITED, a company incorporated under the laws of Hong Kong with a registered address at Room 203A, 2/F., Stanhope House, 734-738 King's Road, Hong Kong ("EHL")

(6) LO YUAN LING YOLANDA, a citizen of Hong Kong with an address of Flat B, 13/F., King Fai Court, 19-21 Tin Hau Temple Road, Hong Kong ("YOLANDA")

(7) CHEERS PERFECT LIMITED, a company incorporated under the laws of the British Virgin Islands with a registered address at the Commonwealth Trust Ltd, Drake Chamber, Tortola, British Virgin Islands ("CHEERS PERFECT")

(8) LO LI CHUN, a citizen of Taiwan with an address of 2F, No. 351, Chang-Chun Road, Taipei, Taiwan ("LO")

(9) CHEUNG WAH KEUNG, a citizen of Hong Kong with an address of 9H, Lotus Mansion, Tai Koo Shing, Hong Kong ("CHEUNG")

(10) LO SHUI LING RAYMOND, a citizen of Hong Kong with an address of Apt. 55G, Manhattan Heights, 28 New Praya, Kennedy Town, Hong Kong ("RAYMOND")

(11) QUACH FUNG VI, with an address of c/o Zurich International Life, Level 15-17 Cityplaza 3, 14 Taikoo Wan Road, Hong Kong ("QUACH")

(12) JUSTLY INVESTMENT INTERNATIONAL LIMITED, a company incorporated under the laws of Hong Kong with a registered address at Room 1713, 17/F, Rise Commercial Building, Hong Kong. ("JUSTLY INVESTMENT")

(13) ECONWORLD MEDIA LIMITED, a company incorporated under the laws of Hong Kong with registration number 696257 and a registered address at Room 203A, 2/F., Stanhope House, 734-738 King's Road, Hong Kong (the "COMPANY")

                                    RECITALS

WHEREAS

(A) The Company is a private company incorporated in Hong Kong with limited liability, whose further particulars are set out in Schedule 1. The Company holds and owns all the issued share capital or equity interest in its subsidiaries, whose further particulars are set out in Schedules 2 and 3.

(B) As at the date hereof, the Company has an issued share capital of HK$1,400.00 divided into 140,000 Shares which are held and owned by the shareholders in the proportions set out in Schedule 1 Part I.

(C) The Company has agreed to issue and allot, and the Subscriber has agreed to subscribe for 210,000 new Shares, which will represent 60% of the total number of issued Shares of the Company immediately after such subscription, upon the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants set forth herein, the parties do hereby agree as follows:

1.   DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

     "ACCOUNTS RECEIVABLE" shall have the meaning provided in clause 4.8;

     "ACTUAL EBITDA FOR 2005/6" means the consolidated earnings of the Group before interest, taxes, depreciation and amortization for the period from April 1, 2005 to March 31, 2006 as presented in the Audited Accounts for 2005/6;

     "ACTUAL EBITDA FOR 2006" means the consolidated earnings of the Group before interest, taxes, depreciation and amortization as presented in the Audited Accounts for 2006;

     "AFFILIATE" of a specified Person means any other Person that, directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such specified Person or, in the case of a natural Person, such Person's spouse, parents and descendants (whether by blood or adoption and including stepchildren);

     "AGREED FORM" means, in relation to any document, the form of that document which has been agreed upon by each of the parties thereto or their legal advisors before Closing;

     "AUDITED ACCOUNTS FOR 2005/6" means the consolidated balance sheet of the Group made up as of March 31, 2006 and the related statements of operations, statements of stockholders' equity and statements of cash flow for the period from April 1, 2005 to March 31, 2006, reviewed and audited by the Auditors;

     "AUDITED ACCOUNTS FOR 2006" means the consolidated balance sheet of the Group made up as of December 31, 2006 and the related statements of operations, statements of stockholders' equity and statements of cash flow for the period from January 1, 2006 to December 31, 2006, reviewed and audited by the Auditors;

     "AUDITORS" means a firm of Certified Public Accountants selected by the Subscriber;

     "BALANCE SHEET" shall have the meaning provided in Clause 4.7;

     "BOARD" means the Board of Directors of the Company;

     "BONUS PAYMENT" shall have the meaning provided in Clause 7.3(e);

     "CALL OPTION" shall have the meaning provided in Clause 7.2;

     "CALL OPTION NOTICE" shall have the meaning provided in Clause 7.2;

     "CAPITAL CONTRIBUTION" means the remaining part of the Cash Consideration to be paid in accordance with Clause 2.2(b);

     "CASH CONSIDERATION" means the amount set out in Clause 2.2 which shall be payable by the payment of the Cash Consideration (which includes the Subscription Amount and the Capital Contribution);

     "CHARTER DOCUMENTS" shall have the meaning provided in Clause 4.1;

     "CLOSING" shall have the meaning provided in Clause 2.5;

     "CLOSING DATE" shall have the meaning provided in Clause 2.5;

     "CONSENTS" shall have the meaning provided in Clause 4.5;

     "CONTRACTS" means the contracts described on Schedule 5 hereto;

     "CONTROL", "CONTROLS", "CONTROLLED" (or any correlative term) means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract, credit arrangement or proxy, as trustee, executor, agent or otherwise. For the purpose of this definition, a Person shall be deemed to Control another Person if such first Person, directly or indirectly, owns or holds more than 50% of the voting equity interests in such other Person;

     "DIRECTORS" means the members from time to time of the Board;

     "EXISTING SHAREHOLDERS' LOANS" means the shareholders' loans of RMB4,400,000 and US$350,000 owed by the Company to Fan and Lo respectively as at the date hereof;

     "FINANCIAL STATEMENTS" shall have the meaning provided in Clause 4.7;

     "GOVERNMENTAL ENTITY" shall have the meaning provided in Clause 4.5;

     "GROUP" means the Company, the Hong Kong Subsidiaries and the PRC Subsidiaries and a "GROUP COMPANY" means any member of the Group;

     "HK$" means the lawful currency of Hong Kong;

     "HONG KONG" means the Hong Kong Special Administrative Region of the People's Republic of China;

     "HONG KONG SUBSIDIARIES" means EconWorld Publishing Limited, Money Journal Publications Limited and Money Journal Advertising Company Limited, whose further particulars are set out in Schedule 2;

     "INDEMNIFIED PARTY" shall have the meaning in Clause 8.1;

     "INDEMNIFYING PARTY" shall have the meaning in Clause 8.4;

     "INTELLECTUAL PROPERTY" shall have the meaning provided in Clause 4.6(a);

     "KEY MANAGEMENT" means all those members of the management of the Group more particularly described in Exhibit A;

     "LEASE" or "LEASES" shall have the meaning provided in Clause 4.11;

     "LICENSED INTELLECTUAL PROPERTY" shall have the meaning provided in Clause 4.6(a)(iii);

     "LIEN" shall have the meaning provided in Clause 4.2(c);

     "LOSSES" shall have the meaning provided in Clause 8.1(a);

     "MARKET VALUE" shall have the meaning provided in Clause 7.7;

     "MATERIAL ADVERSE CHANGE" means any event or circumstance occurs which might reasonably be expected to have a material adverse effect on the prospects, business, operations or financial condition of the Group taken as a whole or that would materially affect the ability of any of the Group Companies;

     "MANAGEMENT PURCHASE PRICE" shall have the meaning provided in Clause 7.4;

     "MANAGEMENT SHAREHOLDERS" means Fan, Gainful Concept, Best Gain, EHL, Yolanda and Cheers Perfect and "MANAGEMENT SHAREHOLDER" means any one of them;

     "MEMORANDUM AND ARTICLES OF ASSOCIATION" means the memorandum and articles of association of the Company as may be amended from time to time;

     "NON-MANAGEMENT PURCHASE PRICE" shall have the meaning provided in Clause 7.3;

     "NON-MANAGEMENT SHAREHOLDERS" means Lo, Cheung, Raymond, Quach and Justly Investment and "NON-MANAGEMENT SHAREHOLDER" means any one of them;

     "OWNED INTELLECTUAL PROPERTY" shall have the meaning provided in Clause 4.6(a)(iii);

     "PRC" means the People's Republic of China;

     "PRC SUBSIDIARIES" means [Chinese Characters] whose further particulars are set out in Schedule 3;

     "PUT OPTION" shall have the meaning provided in Clause 7.1;

     "PUT OPTION NOTICE" shall have the meaning provided in Clause 7.1;

     "RESTRICTED CAPACITY" shall have the meaning provided in Clause 9.4;

     "RETURNS" shall have the meaning provided in Clause 4.9(a);

     "RETURN PERIODS" shall have the meaning provided in Clause 4.9(a);

     "RMB" means Renminbi, the lawful currency of the PRC;

     "SALE SHARES" shall have the meaning provided in Clause 7.1;

     "SELLING SHAREHOLDERS" shall have the meaning provided in Clause 7.1;

     "SHAREHOLDERS" means the holders of the Shares from time to time;

     "SHAREHOLDERS AGREEMENT" means a shareholders agreement in the Agreed Form relating to the Company and to be entered into between the Company, the Warrantors, and the Subscriber;

     "SHAREHOLDERS' REPRESENTATIVE" shall have the meaning provided in Clause 11.12;

     "SHARES" means ordinary shares each with a par value of HK$0.01 in the capital of the Company;

     "SUBSCRIBER ORDINARY SHARES" shall have the meaning provided in Clause 7.7;

     "SUBSCRIPTION AMOUNT" means the amount of US$1,500,000 to be paid as part of the Cash Consideration in accordance with Clause 2.2 (a);

     "SUBSCRIPTION SHARES" means 210,000 new Shares to be subscribed for by the Subscriber pursuant to Clause 2 and subject to the terms and conditions of this Agreement;

     "SUBSIDIARY" means a corporation, partnership, limited liability company, or other entity of which such corporation or entity directly or indirectly owns or controls voting securities or other interests that are sufficient to elect a majority of the Board of Directors or other managers of such corporation, partnership, limited liability company or other entity;

     "TAX" AND "TAXES" shall have the meaning provided in Clause 4.9(c);

     "US$" and "US DOLLARS" means the lawful currency of the United States of America;

     "WARRANTORS" mean the Management Shareholders and the Non-Management Shareholders and "WARRANTOR" shall mean any one of them as the context requires.

1.2  Interpretation. In this Agreement:

     (a) the headings are inserted for convenience only and shall not affect the construction of this Agreement;

     (b) references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other statutory provisions (whether before or after the date hereof) from time to time and shall include any provisions of which they are re-enactments (whether with or without modification);

     (c) all time and dates in this Agreement shall be Hong Kong time and dates except where otherwise stated;

     (d) unless the context requires otherwise, words incorporating the singular shall include the plural and vice versa and words importing a gender shall include every gender; and

     (e) references herein to Clauses, Recitals and Schedules are to clauses and recitals of and schedules to this Agreement.

1.3 Recitals, Schedules. All Recitals and Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement and any reference to this Agreement shall include the Recitals and Schedules.

1.4 Joint Obligations. Warranties, covenants, indemnities or other obligations expressed in this Agreement to be given by more than one party shall be deemed to be given by such parties on a joint and several basis unless otherwise expressly provided for.

2.   ISSUE, ALLOTMENT AND SUBSCRIPTION OF NEW SHARES

2.1. Issue, Allotment and Subscription of New Shares.

     (a) Subject to the terms and conditions of this Agreement, the Subscriber shall subscribe for and the Company shall issue and allot to the Subscriber, the Subscription Shares for a total subscription price of US$1,500,000 (the "SUBSCRIPTION AMOUNT") to be paid at Closing subject to fulfilment or waiver of all the conditions set out in Clause 6.1.

     (b) The Subscription Shares shall be issued as fully paid and shall rank pari passu in all respects with the existing Shares in issue in accordance with the Memorandum and Articles of Association.

2.2. Capital Contribution. Within thirty (30) days of receiving the Audited Accounts for 2005/6, the Subscriber shall invest a further US$2,820,000 in the Company, for which the Subscriber shall receive one (1) Share (the "CAPITAL CONTRIBUTION"), provided that if the Actual EBITDA for 2005/6 is below US$1,200,000, the Capital Contribution shall be adjusted by the following formula:-

     Capital Contribution = (Actual EBITDA for 2005/6 x 6) x 60% less US$1,500,000). If this calculation results in a negative number then the amount of the Capital Contribution shall be zero, in which case the Company shall not receive an additional Share.

2.3. Use of Subscription Amount. The Warrantors shall procure that an amount of up to US$650,000 of the Subscription Amount shall be applied towards repayment of the Existing Shareholders' Loan and the balance of the Subscription Amount shall be used as operating funds of the Company.

2.4. Use of Capital Contribution. The Warrantors shall procure that the Capital Contribution shall be used to repay the balance of the Existing Shareholders' Loan and the balance of the Capital Contribution shall be used as operating funds of the Company.

2.5. Closing. As promptly as practicable following the satisfaction or, if permissible, waiver of the conditions set forth in Clause 6.1 hereof (or such other date as may be agreed by the Subscriber and the Company), the subscription of the Subscription Shares (the "CLOSING") shall take place at the offices of the Company at such time and place as the Subscriber and the Company mutually agree in writing. The date and time of the Closing are herein referred to as the "CLOSING DATE".

2.6. Company Closing Obligations. Upon Closing the Company shall:

     (a)  deliver to the Subscriber:

          (i)  a share certificate representing the Subscription Shares;

          (ii) written confirmation to the satisfaction of the Subscriber that none of the Warrantors are aware of any matter or thing which is in breach of or inconsistent with any of the representations, warranties and undertakings herein contained;

          (iii) such other documents as may be required at the discretion of the Subscriber to give to the Subscriber good title to the Subscription Shares and to enable the Subscriber or its nominees to become the registered holders thereof; and

     (b) deliver to the Subscriber the counterparts of the Shareholders Agreement dated the Closing Date and duly executed by the Company and the Warrantors;

     (c) cause a board meeting of the Company to be held (inter alia) at which the Directors shall:

          (i) approve the issue and allotment of the Subscription Shares to the Subscriber; and

          (ii) appoint such persons as the Subscriber may nominate to be validly appointed as additional Directors of the Company;

     (d) cause and procure each member of the Key Management to sign a 3-year employment contract with the Company or any Group Company (as the case may be) upon such principal terms approved by the Subscriber.

2.7. Company Further Obligations. Within 90 calendar days of March 31, 2006, the Company shall cause to be prepared and shall deliver to the Shareholders' Representative and the Subscriber the Audited Accounts for 2005/6 which shall set out the Actual EBITDA for 2005/6. Within 90 calendar days of December 31, 2006, the Company shall cause to be prepared and shall deliver to the Shareholders' Representative and the Subscriber the Audited Accounts for 2006 which shall set out the Actual EBITDA for 2006.

2.8. Subscriber Closing Obligations. Upon Closing the Subscriber shall deliver to the Company:

     (a) an application for the Subscription Shares duly signed for and on behalf of the Subscriber;

     (b) in immediately available funds and in US$ by wire transfer the amount of the Subscription Amount to the Company; and

     (c) 3 counterparts of the Shareholders Agreement dated the Closing Date and duly executed by it.

2.9. Deferral of Closing. Without prejudice to any other remedies available to the Subscriber, if in any respect the provisions of Clause 2.6 are not complied with by any of the Warrantors on the Closing Date, or the conditions under Clauses
     6.1 and 6.2 are not satisfied or waived, the Subscriber may:

     (a) defer Closing to a date not more than 28 days after the Closing Date (and so that the provisions of this Clause 2.10 shall apply to Closing as deferred); or

     (b) proceed to Closing so far as practicable (without prejudice to its rights hereunder); or

     (c) rescind this Agreement without prejudice to any other remedy and without incurring any liability to any party to this Agreement, in which case the Subscription Amount shall be returned to the Subscriber by the Company.

2.10. Further Covenants. The Warrantors agree to use their best efforts to fulfil the conditions set out in Clauses 6.1 and 6.2, and the Subscriber agrees to cooperate with the Warrantors to the extent necessary for the Warrantors to fulfil such conditions.

3.   COVENANTS PRIOR TO CLOSING

3.1. Covenants. From the date of this Agreement until Closing, except for the transactions described herein or otherwise with the prior written consent of the Subscriber:

     (a) the Warrantors warrant and undertake that they will cause each of the Group Companies to:

          (i) conduct their business in the ordinary course and consistent with past practices;

          (ii) use their best efforts to maintain in full force and effect their existence;

          (iii) promptly and timely prepare and file any annual reports and franchise tax returns and pay all taxes and assessments, if any, required to maintain their existence;

          (iv) keep records in which true and correct entries will be made of all material transactions entered into;

          (v) duly observe all material requirements of governmental authorities unless contested in good faith by appropriate proceedings with the consent of the Subscriber;

          (vi) promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Group Companies unless contested in good faith by appropriate proceedings with the consent of the Subscriber;

          (vii) at all times comply with the provisions of all contracts, agreements and leases to which they are a party, unless contested in good faith by appropriate proceedings with the consent of the Subscriber; and

          (viii) to use best endeavours to procure that their employees at the date of this Agreement remain and continue as employees after Closing;

     (b) the Warrantors warrant and undertake to cause each of the Group Companies not to:

          (i)  modify their Charter Documents;

          (ii) cause or permit its liquidation or dissolution;

          (iii) institute, or permit to be instituted against them, any proceeding, which remains undismissed for a period of 30 days after the filing thereof, seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding-up, reorganization, arrangement, adjustment, protection, relief or composition of any of them or their under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of any order or relief or the appointment of receiver, trustee or other similar official for them or for any substantial part of their property;

          (iv) make a general assignment for the benefit of their creditors;

          (v) declare or pay any dividend or make any distribution to any of their shareholders;

          (vi) issue, redeem, sell or dispose of, or create any obligation to issue, redeem, sell or dispose of, any shares of their capital stock or equity interest;

          (vii) effect any stock split, reclassification or combination;

          (viii) modify their agreements and other obligations with respect to their long-term indebtedness, including but not limited to their loan agreements, indentures, mortgages, debentures, notes and security agreements;

          (ix) incur, assume, guarantee or otherwise become obligated or liable for any indebtedness (other than in the ordinary course of business to finance operations) or encumber any of their assets or enter into any material transaction or contract, or make any commitment relating to their assets or business (other than in the ordinary course of business and in a manner consistent with past practices) but in all circumstances subject to an aggregate limitation of US$20,000;

          (x) become a party to any merger or consolidation or any other business combination with any corporation or other entity, except as contemplated by this Agreement;

          (xi) make any acquisition of all or substantially all of the stock or assets of any other person or entity;

          (xii) take or omit to take any action which could be reasonably anticipated to have a Material Adverse Change upon their financial condition or assets;

          (xiii) grant any director, officer, employee or consultant any increase in compensation in any form (other than pursuant to existing employment agreements) or any severance or termination pay, or enter into or vary the terms of any employment agreement with such person;

          (xiv) adopt, amend in any material respect or terminate, any employee benefit program of general applicability; or

          (xv) make any advance or loan to any person or entity, including but not limited to the Warrantors or any director, officer, employee or agent of the Company.

3.2. Access to Information. Until Closing, the Warrantors shall procure that the Subscriber, its agents and representatives are given reasonable access to such documents relating to the each of the Group Companies as the Subscriber shall request.

3.3. Rescission. The Subscriber shall be entitled to rescind this Agreement by notice in writing to the Company if, prior to Closing, it appears that any of the warranties set out in this Agreement are not or were not true and accurate in all respects or if any act or event occurs which, had it occurred on or before the date of this Agreement, would have constituted a breach of any of the Warranties or if there is any material non-fulfilment of any of the Warranties which (being capable of remedy) is not remedied prior to Closing.

4.   REPRESENTATIONS, WARRANTIES AND COVENANTS IN RESPECT OF THE COMPANY

     The Warrantors represent and warrant to the Subscriber that the following statements in respect of the Company (the "Warranties") (and in this Agreement, references to Company shall include all Group Companies unless the context specifically indicates otherwise) are true and correct as of the date of this Agreement, and acknowledges that the Subscriber has entered into this Agreement in reliance on, among other things, the Warranties.

4.1. Organization, Standing, and Power. Each of the Company and the Hong Kong Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong, has all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business. Each of the PRC Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of PRC, has all requisite corporate power and authority to carry on its businesses, and is duly qualified and in good standing to do business in each jurisdiction in which it conducts business. The Warrantors have made available to the Subscriber complete and correct copies of the memorandum of association and articles of association, and/or other organizational documents ("CHARTER DOCUMENTS") of each of the Group Companies, in each case, as amended to the date hereof. The minute books and stock records of Group Companies, complete and correct copies of which have been made available delivered to the Subscriber, contain correct and complete records of all material proceedings and actions taken at all meetings of, or effected by written consent of, the shareholders of the Group Companies and its Board of Directors, and all original issuances and subsequent transfers, repurchases, and cancellations of Group Companies shares.

4.2. Capital Structure.

     (a) Immediately prior to Closing the authorised capital of the Company shall be HK$10,000 divided into 1,000,000 ordinary shares of HK$0.01 each and the issued share capital of the Company immediately prior to Closing shall be as set out in Schedule 1 Part I. Immediately following Closing and completion of the issue and allotment of the Subscription Shares the issued share capital of the Company will be as set out in Schedule 1 Part II. The Subscription Shares, when issued, delivered and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will rank pari passu with the issued share capital of the Company.

     (b) There are not any options, warrants, calls, conversion rights, commitments, agreements, contracts, restrictions, or rights of any character to which any Group Company is a party or by which any Group Company may be bound obligating any Group Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional Shares or securities, or obligating any Group Company to grant, extend or enter into any such option, warrant, call, conversion right, commitment, agreement, contract, understanding, restriction, arrangement or right. No Group Company has outstanding any bonds, debentures, notes or other indebtedness other than the Existing Shareholders' Loans.

     (c) Ownership of Shares. Each Warrantor has good and valid title to the Shares set forth opposite his or its name on Schedule 1 Part I, free and clear of any lien, charge, encumbrance, security interest, voting agreement, voting trust, voting or transfer restriction, right of first refusal, proxy, claim or right of others of whatever nature (a "LIEN"), and at closing of any sale of such Shares by a Warrantor pursuant to the Put or Call Option under Section 7, such Warrantor will deliver to the Subscriber good and valid title to all of the Shares beneficially owned by such Warrantor as set forth on Schedule 1
          Part I hereto, free and clear of any Liens. No person or entity other than such

          Warrantor has any power or right, whether or not shared with any other person or entity, to dispose of or direct the disposition of any of the Shares or to vote or direct the voting of any of the Shares held by such Warrantor as set forth on Schedule 1 Part I hereto.

4.3. Subsidiaries. The Company does not presently own or control, directly or indirectly, any interest in any other corporation, association, or other business entity, and is not a participant in any joint venture, partnership, or similar arrangement, except the Hong Kong Subsidiaries and PRC Subsidiaries. The Company has good and valid title to all the equity interests of the Hong Kong Subsidiaries and PRC Subsidiaries, free and clear of any Lien. There is no agreement to Control the Hong Kong Subsidiaries and PRC Subsidiaries other than the agreement with the Company. There is no agreement or arrangement in force which calls for the present or future issue or sale of, or grant to any person the right (whether conditional or otherwise) to call for the issue, sale or transfer of any share or loan capital of any of the Group Companies (including any option, notes, warrants or other securities or rights convertible or ultimately convertible into shares or equity interests in any of the Group Companies).

4.4. Authority. The execution, delivery, and performance of this Agreement and the Shareholders Agreement to be entered into by the Company have been duly authorized by all necessary action of the Board. Certified copies of the resolutions adopted by the Board approving this Agreement, the Shareholders Agreement and transactions contemplated hereby and thereby have been provided to the Subscriber. The Company has duly and validly executed and delivered this Agreement and the Shareholders Agreement, and this Agreement and the Shareholders Agreement constitute valid, binding, and enforceable obligations of the Company in accordance with their terms, except to the extent that enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting the enforcement of creditors' rights generally and by general principles of equity, regardless of whether such enforceability is considered in a proceeding at law or in equity.

4.5. Compliance with Laws and Other Instruments. The Company holds and at all times has held all licenses, permits, and authorizations from all governmental entities necessary for the lawful conduct of its business pursuant to all applicable statutes, laws, ordinances, rules, and regulations of all such authorities having jurisdiction over it or any part of its operations. There are no violations or claimed violations of any such license, permit, or authorization, or any such statute, law, ordinance, rule or regulation. Neither the execution and delivery of this Agreement and the Shareholders Agreement nor the performance by the Company of its obligations under this Agreement and the Shareholders Agreement will:

     (a)  conflict with or result in any breach of the Company's Charter
          Documents;

     (b) require any consent, approval, order, or authorization of or registration, declaration, or filing with or exemption (collectively "CONSENTS") by, any court, administrative agency or commission or other governmental authority or instrumentality, whether domestic or foreign (each a "GOVERNMENTAL ENTITY"); and

     (c) conflict with, result in a breach or default of, or give rise to any right of termination, cancellation or acceleration or result in the creation of any lien, charge, encumbrance, or restriction upon any of the properties or assets of the Company or Company Shares under, any law, statute, rule, regulation, judgment, decree, order, government permit, license or order or any mortgage, indenture, note, license, trust, agreement or other agreement, instrument or obligation to which the Company is a party.

4.6. Technology and Intellectual Property Rights.

     (a)  "INTELLECTUAL PROPERTY" shall mean:

          (i) any and all of the following that are owned (including joint ownership) or held by any Group Companies anywhere in the world: trademarks, trade names, service marks and trade dress, and all goodwill associated with trademarks, trade names, service marks and trade dress; patents; mask works; utility models; domain names; copyrights and copyrightable works; databases; graphics; schematics; marketing, sales and user data; technology; trade secrets, including confidential know-how, inventions, specifications and processes; computer software programs of any kind (in both source and object code form); application programming interfaces; protocols; and any renewal, extension, reissue, continuation or division rights, applications and/or registrations for any of the foregoing;

          (ii) any and all license rights granted to any Group Companies in any third party intellectual property or other proprietary or personal rights, including the types of intellectual property described in (i) above; and

          (iii) Company Intellectual Property described in Clause (i) above is referred to herein as "OWNED INTELLECTUAL PROPERTY" and Company Intellectual Property described in Clause (ii) above is referred to herein as "LICENSED INTELLECTUAL PROPERTY" (collectively, "INTELLECTUAL PROPERTY").

     (b) Each of the Group Companies owns or has the right to use all Intellectual Property used or held for use in the conduct of its business without any conflict with the rights of others. All products and technology that have been or currently are published and/or offered by each Group Company or are under development by the Group, and all products and/or technology underlying any and all services that have been or currently are offered by the Group Companies or are under development by any Group Company is either: (i) owned by such Group Company, (ii) in the public domain, or (iii) rightfully used by the Group Company pursuant to a valid written license or other agreement.

     (c) No Group Company is, nor as a result of the execution or delivery of this Agreement, or performance of the Group Companies' obligations hereunder, will any Group Company be, in violation of any license, sublicense or other agreement relating to the Intellectual Property or of any non-disclosure agreement to which any Group Company is a party or otherwise bound.

     (e) Each Group Company's use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Owned Intellectual Property by the Group Company or its licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, the use, reproduction, modification, distribution, licensing, sublicensing, sale, or any other exercise of rights in any Licensed Intellectual Property or any other authorized exercise of rights in or to Licensed Intellectual Property by any Group Company or their licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person. Further, the distribution, licensing, sublicensing, sale, or other provision of products and services by any Group Company or its resellers or licensees does not infringe, misappropriate or violate any copyright, patent, trade secret, trademark, service mark, trade name, firm name, logo, trade dress, moral right, database right, other intellectual property right, right of privacy, right of publicity or right in personal or other data of any person.

     (f) No action, suit or proceeding (i) challenging the validity, enforceability, or ownership by any Group Company of any of Owned Intellectual Property or (ii) to the effect that the use, reproduction, modification, manufacturing, distribution, licensing, sublicensing, sale or any other exercise of rights in any Owned Intellectual Property by any Group Company or its licensees infringes, misappropriate or violates any intellectual property or other proprietary or personal right of any person is pending or is threatened by any person. Further, no claim to the effect that the distribution, licensing, sublicensing, sale or other provision of products and services by any Group Company or its resellers or licensees infringes, misappropriates or violates any intellectual property or other proprietary or personal right of any person is pending or, to the knowledge of the Warrantors, is threatened by any person. To the knowledge of the Warrantors, there is no unauthorized use, infringement or misappropriation of any of Owned Intellectual Property by any third party, employee or former employee.

     (g) No other third party has any security interests in any Intellectual Property.

     (h) Each Group Company has secured from all parties who have created any portion of, or otherwise have any rights in or to, Owned Intellectual Property, other than employees of the Group whose work product was created by them entirely within the scope of their employment by such Group Company and constitutes work made for hire owned by that Group Company, valid written assignments or licenses of any such work or other rights to the Group

          Companies that are enforceable by the Group Companies and has made available true and complete copies of such assignments or licenses to the Subscriber.

     (i) The Group Companies own all right, title and interest in and to all data the Group Companies collect from, or discloses about, users of its products and services. The Group Companies' practices regarding the collection and use of consumer personal information are in accordance in all respects with applicable laws and regulations of all jurisdictions in which each Group Company operates.

4.7. Financial Statements. In respect of the Company and the PRC Subsidiaries, there has been delivered to the Subscriber:

     audited balance sheets as of 31 December 2004 (including the notes thereto, the "BALANCE SHEET") and the related audited statements of operations, statements of stockholders' equity and statements of cash flows for each of the fiscal years then ended (the "FINANCIAL STATEMENTS").

     The Financial Statements: (i) have been prepared from the books and records of the relevant Group Company; (ii) present fairly in all material respects, the financial position of the relevant Group Company as of and for the periods indicated; and (iii) have been prepared in accordance with generally accepted accounting principles consistently applied. There are no liabilities in excess of US$50,000 in the aggregate, claims or obligations of any nature, whether absolute, contingent, anticipated or otherwise, whether due or to become due, that are not shown in the Financial Statements.

4.8. Accounts Receivable. All of the accounts receivable shown on the Balance Sheet have and all of any Group Company's receivables as of the Closing Date will have arisen out of bona fide transactions of the Group Companies in the ordinary course of business and have been collected or are good and collectible in the aggregate recorded amounts thereof (less the allowance for doubtful accounts also appearing in such Balance Sheet and net of returns and payment discounts allowable by the Group Companies' policies) and can reasonably be anticipated to be paid in full without outside collection efforts within one hundred and eighty (180) days of the due date.

4.9. Taxes.

     (a) Each Group Company has timely filed (or caused to be filed) all tax returns ("RETURNS") required to be filed by it. All taxes required to be paid (whether or not shown on any Return) in respect of the periods covered by such Returns ("RETURN PERIODS") have been paid or fully accrued on the Closing Balance Sheet. No Group Company has requested or been granted any extension of time to file any Return. The Warrantors shall procure that there will be made available to the Subscriber upon the Subscriber's request true and correct copies of all Returns, and all material correspondence with any taxing authority.

     (b) No deficiencies or adjustments for any tax of any Group Company has been claimed, proposed or assessed or threatened in writing and not paid. There is currently no claim outstanding by an authority in a jurisdiction where any Group Company does not file Returns that any Group Company is or may be subject to taxation by that jurisdiction. No Group Company is subject to any pending or threatened tax audit or examination. No Group Company has entered into any agreements, waivers or other arrangements in respect of the statute of limitations in respect of its taxes or Returns.

     (c) For the purposes of this Agreement, the terms "TAX" and "TAXES" shall include all taxes, assessments, duties, tariffs, registration fees, and other governmental charges in the nature of taxes including, all income, franchise, property, production, sales, use, payroll, license, windfall profits, value added, severance, withholding, excise, gross receipts and other taxes, as well as any interest, additions or penalties relating thereto and any interest in respect of such additions or penalties.

     (d) There are no liens for taxes upon the assets of the Group except for taxes that are not yet payable. Each Group Company has withheld all taxes required to be withheld in respect of wages, salaries and other payments to all employees, officers and directors and any taxes required to be withheld from any other person and has timely paid all such amounts withheld to the proper taxing authority.

4.10. Absence of Certain Changes and Events. Since the date of the Balance Sheet included in the Financial Statements, there has not been:

     (a) Any transaction involving more than US$50,000 entered into by any Group Company other than in the ordinary course of business;

     (b) any increase in indebtedness for borrowed money or made any loan or advance, or assumed, guaranteed or otherwise became liable with respect to the liabilities or obligation of any Person;

     (c) Any declaration, payment, or setting aside of any dividend or other distribution to or for any of the holders of any Shares;

     (d) Any termination, modification, or rescission of, or waiver by any Group Company of rights under, any contract having or reasonably likely to have a Material Adverse Change on the business of the Group Company;

     (e) Any discharge or satisfaction by any Group Company of any lien or encumbrance, or any payment of any obligation or liability (absolute or contingent) other than liabilities shown on the balance sheet included in the Financial Statements as of December 31, 2004 and liabilities incurred since December 31, 2004 in the ordinary course of business;

     (f) Any mortgage, pledge, imposition of any security interest, claim, encumbrance, or other restriction created on any of the assets, tangible or intangible, of any Group Company having or reasonably likely to have a Material Adverse Change on the business of the Group Companies;

     (g) Any settlement amount of any claim, dispute, suit, proceeding or investigation regarding any Group Company; or

     (h) Any event or condition resulting in a Material Adverse Change on the business of any of the Group Companies.

4.11. Leases in Effect; Real Estate. Each Group Company has a valid leasehold interest under the relevant leases (each a "LEASE" and collectively, the "LEASES"). There are no existing defaults, and no Group Company has received or given any written notice of default or claimed default with respect to any Lease nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. All real property occupied by the Group Companies are subject to a written lease. No Group Company holds any interest in real property other than the Leases.

4.12. Personal Property. Each Group Company has valid title, free and clear of all title defects, security interests, pledges, options, claims, liens, and encumbrances of any nature whatsoever to all inventory, receivables, furniture, machinery, equipment, and other personal property, tangible or otherwise, reflected on the Balance Sheet or used in such Group Company's business as of the date of such Balance Sheet even if not reflected thereon, except for acquisitions and dispositions since December 31, 2004 in the ordinary course of business and not exceeding US$50,000.

4.13. Litigation and Other Proceedings. None of the Group Companies nor any of their past or present officers, directors, or employees, is a party to any pending or, threatened action, suit, labor dispute (including any union representation proceeding), proceeding, investigation, or discrimination claim in or by any court or governmental board, commission, agency, department, or officer, or any arbitrator, arising from the actions or omissions of the Group or, in the case of an individual, from acts in his or her capacity as an officer, director, employee, agent or contractor of any Group Company, which individually or in the aggregate would have a Material Adverse Change on the business of the Group. No Group Company is a named party to any order, writ, judgment, decree, or injunction.

4.14. No Defaults. No Group Company is, nor has any Group Company received written notice that it would be with the passage of time, in default or violation of any term, condition, or provision of (i) its Charter Documents; (ii) any judgment, decree, or order to which any Group Company is a named party; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which a Group Company is now a party or by which it or any of its properties or assets is bound, except for defaults and violations which have been cured or, individually or in the aggregate, would not have a Material Adverse Change on the business of any Group Company.

4.15. Sufficiency of Assets. No other Person owns any property and asset which are being used by the Group except for the properties under the Leases and personal property leased by the Group pursuant to the relevant contracts.

4.16. Material Relations. None of the parties to any of the contracts entered into by any Group Company have terminated, or, to the knowledge of the Warrantors, in any way expressed to any Group Company an intent to reduce or terminate the amount of its business with any Group Company in the future.

4.17. Insurance and Banking Facilities. All premiums and other payments due from any Group Company with respect to any such contracts of insurance or indemnity have been paid, and the Warrantors do not know of any fact, act, or failure to act that has or might cause any such contract to be cancelled or terminated. All known claims for insurance or indemnity have been presented.

4.18. Employees. No Group Company has any written or oral contract of employment or other employment agreement with any of its employees (including any contracts relating to the temporary use or loaning of employees) that are not terminable at will by the Group Company without payment of severance or termination payments or benefits. No Group Company is a party to any pending or threatened labor dispute concerning such Group Company's business or employment practices or the subject of any organizing drive, labor grievance or petition to certify a labor union. Each Group Company has complied with all applicable laws, treaties, ordinances, rules, and regulations and requirements relating to the employment of labor. There are no claims pending or threatened to be brought against any of the Group Companies, in any court or administrative agency by any former or current Group Company employees.

4.19. Material Contracts. Other than the Contracts, no Group Company is a party to or bound by:

          (a) Any union contract, collective bargaining agreement or any employment contract or arrangement providing for annual salary in excess of US$4,000 with any officer or employee or with any consultant or director providing for annual compensation in excess of US$4,000;

          (b) Any plan or contract or arrangement, written or oral, providing for bonuses, pensions, deferred compensation, retirement payments, profit-sharing, severance, acceleration of vesting of benefits, payments upon change of control events, or the like;

          (c) Any joint venture contract or arrangement or any other agreement that has involved or is expected to involve a sharing of profits;

          (d) Reseller or distribution agreement, volume purchase agreement, corporate end user sales or service agreement, reproduction or replication agreement or manufacturing agreement in which the amount involved exceeds annually, US$10,000 or pursuant to which any Group Company has granted or received manufacturing rights, most favored nation pricing provisions, or exclusive marketing, reproduction, publishing or distribution rights related to any product, group of products or territory;

          (e) Any lease for real or personal property in which the amount of payments which a Group Company is required to make on an annual basis exceeds US$10,000;

          (f) Any agreement, franchise, or indenture where the amount of consideration payable thereunder is greater than US$10,000 in any year during the term of such agreement, franchise or indenture and which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement and the Shareholders Agreement, Closing, or the consummation of the transactions contemplated;

          (g) Any license, permit, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, terminated, impaired, or adversely affected by reason of the execution of this Agreement and the Shareholders Agreement, the Closing or the consummation of the transactions contemplated;

          (h) Except for trade indebtedness incurred in the ordinary course of business, any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, or otherwise which individually is in the amount of US$10,000 or more; or

          (i) Any contract containing covenants purporting to limit any Group Company's freedom to compete in any line of business in any geographic area.

     All Contracts are valid and in full force and effect and no Group Company has, nor, to the knowledge of the Warrantors, has any other party thereto, breached any material provisions of, or entered into default in any material respect under the terms thereof other than such beaches or defaults that have been cured or would not, individually or in the aggregate, have a Material Adverse Change on the business of any Group Company. The Warrantors have made available to the Subscriber a copy of each Contract together with all amendments, material written waivers or other material written changes thereto.

4.20. Certain Agreements. Neither the execution and delivery of this Agreement nor the Shareholders Agreement will:

     (a) result in any payment by any Group Company (including severance, unemployment compensation, parachute payment, bonus or otherwise) becoming due to any director, employee, or independent contractor of any Group Company under any employee benefit plan, agreement, or otherwise,

     (b) increase any benefits otherwise payable under any employee benefit plan or agreement, or

     (c) result in the acceleration of the time of payment or vesting of any such benefits.

4.21. Guarantees and Suretyships. No Group Company has any powers of attorney outstanding and no Group Company has any obligations or liabilities (absolute or contingent) as guarantor, surety, cosigner, endorser, co-maker, or otherwise respecting the obligations or liabilities of any person, corporation, partnership, joint venture, association, organization, or other entity other than as an endorser of negotiable instruments in the ordinary course of business.

4.22. Absence of Questionable Payments. None of the Group Companies nor any of their respective Affiliate, directors, officers, agents, employees or other persons acting on their behalf, has used any corporate or other funds for unlawful contributions, payments, gifts, or entertainment, or made any unlawful expenditures relating to political activity to government officials or others or established or maintained any unlawful or unrecorded funds. None of the Group Companies nor any of their respective Affiliate, directors, officers, agents, employees or other persons acting on their behalf, has accepted or received any unlawful contributions, payments, gifts, or expenditures.

4.23. Brokers and Finders. The Company has not retained any broker, finder, or investment banker in connection with this Agreement or any of the transactions contemplated by this Agreement, nor does or will Company owe any fee or other amount to any broker, finder, or investment banker in connection with this Agreement or the transactions contemplated by this Agreement.

4.24. Full Disclosure.

     (a) The Warrantors are not aware of any facts pertaining to the Group or its proposed business which could materially adversely affect the Group or which are likely in the future to materially adversely affect the Group and which have not been disclosed by or on behalf of the Company in connection with or pursuant to this Agreement.

     (b) No representation or warranty in this Agreement, nor any statement or certificate furnished or to be furnished to the Subscriber pursuant to or in connection with this Agreement contains or will contain any untrue statement of material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading.

4.25. Reliance. The foregoing representations and warranties are made by the Warrantors with the knowledge and expectation that the Subscriber are placing reliance thereon.

5.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF SUBSCRIBER

     The Subscriber hereby represents, warrants and covenants to the Company that each of the following statements is true:

5.1. Organisation and Qualification. It is a person or a legal entity duly organised and validly existing under the laws of its legal registration jurisdiction.

5.2. Authorisation. It has taken all corporate or other action required to authorise, and has duly authorised, the execution, delivery and performance of this Agreement and upon due execution and delivery the same will constitute legal, valid and binding obligations of the Subscriber, enforceable in accordance with their respective terms.

5.3. Power and Authority. It has full power and authority to make the covenants and representations referred to herein and to subscribe for the Subscription Shares and to execute, deliver and perform this Agreement.

6.   CONDITIONS OF SUBSCRIBER'S OBLIGATIONS TO PAY CASH CONSIDERATION

6.1. Obligations to Pay Subscription Amount. The obligation of the Subscriber to pay the Subscription Amount under Clause 2 of this Agreement is subject to the satisfaction or waiver, on or before the Closing Date of each of the following:

     (a) Representations and Warranties. The representations and warranties of the Warrantors relating to the Group contained in Clause 4 shall be true on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of the Closing Date.

     (b) Performance. The Warrantors and the Company shall have performed and complied or procured the performance and compliance (as applicable) with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

     (c) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to that the Subscriber, and the Subscriber shall have received all such counterpart original and certified or other copies of such documents as it may reasonably request.

     (d) Shareholders Agreement. The Shareholders Agreement has been duly executed by the parties thereto and originals or certified true copies thereof have been delivered to the Subscriber.

     (e) Consent from Dow Jones. No notice has been received from Dow Jones & Company, Inc., terminating the memorandum of understanding entered into between Dow Jones & Company, Inc., and Money Journal Publishing Limited dated April 2, 2004 pursuant to Article 4.2(3) of the aforesaid memorandum of understanding.

     (f) Existing Shareholders' Loans. The actual amount of the Existing Shareholders' Loans have been verified from the audited accounts of the Company or valid documentary proof has been submitted to the Subscriber for inspection.

     (g) Government Consents. All Government Consents necessary to complete the transactions contemplated in this Agreement have been obtained.

6.2. Obligations to Pay Capital Contribution. The obligations of the Subscriber to pay the Capital Contribution under Clause 2 of this Agreement shall be subject to the satisfaction or waiver of each of the following:

     (a) Representations and Warranties. The representations and warranties of the Warrantors relating to the Group contained in Clause 4 shall be true on and as of the payment of the Capital Contribution with the same effect as though such representations and warranties had been made on and as of that date.

     (b) Audited Accounts of the Group. The Subscriber shall have received the Audited Accounts for 2005/6.

     (c) Permit to Operate Advertising Business. The existing permit to operate advertising business held by the Beijing advertising company(Y) [Chinese Characters] expiring on September 17, 2005 shall have been renewed for a further term of 4 years.

     (d) Consent from Dow Jones. No notice has been received from Dow Jones & Company, Inc., terminating the memorandum of understanding entered into between Dow Jones & Company, Inc., and Money Journal Publishing Limited dated April 2, 2004 pursuant to Article 4.2(3) of the aforesaid memorandum of understanding.

7.   PUT OPTION AND CALL OPTION

7.1. Each of the Warrantors (a "SELLING SHAREHOLDER") shall have the right (a "PUT OPTION") to sell the Shares held by it ("SALE SHARES") by delivering a written notice (a "PUT OPTION NOTICE"), (which shall be in the form of Exhibit A) to the Subscriber that it wishes to exercise the Put Option, and the Subscriber shall be obliged upon receipt of such notice to purchase such Sale Shares from the Selling Shareholder subject to the terms and conditions set forth in this Clause 7.

7.2. Each of the Warrantors hereby irrevocably grants to the Subscriber an option (a "CALL OPTION") to purchase the Sale Shares held by it by delivering a written notice (a "CALL OPTION NOTICE") (which shall be in the form of Exhibit B) to the Shareholders' Representative that it wishes to exercise the Call Option, and the Warrantors shall be obliged upon delivery of the Call Option Notice by the Subscriber to the Shareholders' Representative to sell such Sale Shares to the Subscriber subject to the terms and conditions set forth in this Clause 7.

7.3. The purchase price for the Sale Shares sold by each Non-Management Shareholder pursuant to this Clause 7 shall be determined as follows (the "NON-MANAGEMENT PURCHASE PRICE"):-

     (a) If the Actual EBITDA for 2005/6 is equal to or greater than US$1,500,000, the Non-Management Purchase Price shall be:-

          (US$1,500,000 x 6 + the Bonus Payment) multiplied by a fraction, the numerator of which is the number of Sale Shares to be sold by a Non-Management Shareholder and the denominator of which is the total number of issued and outstanding Shares.

     (b) If the Actual EBITDA for 2005/6 is equal to or greater than US$1,200,000 but less than US$1,500,000, the Non-Management Purchase Price shall be:-

          (Actual EBITDA for 2005/6 x 6) multiplied by a fraction, the numerator of which is the number of Sale Shares to be sold by a Non-Management Shareholder and the denominator of which is the total number of issued and outstanding Shares.

     (c) If the Actual EBITDA for 2005/6 is greater than zero but less than US$1,200,000, the Non-Management Purchase Price shall be:-

          (Actual EBITDA for 2005/6 x 5) multiplied by a fraction, the numerator of which is the number of Sale Shares to be sold by a Non-Management Shareholder and the denominator of which is the total number of issued and outstanding Shares.

     (d) If the Actual EBITDA for 2005/6 is less than zero, both the Put Option and the Call Option for Sale Shares held by Non-Management Shareholders shall immediately expire.

     (e) For the purposes of this Section 7.3, the "Bonus Payment" shall mean (Actual EBITDA for 2005/6 less US$1,500,000) x 50%.

7.4. The purchase price for the Sale Shares sold by Management Shareholders shall be determined as follows (the "MANAGEMENT PURCHASE PRICE"):

     (a) If the Actual EBITDA for 2006 is equal to or greater than US$2,500,000, the Management Purchase Price shall be:-

          (Actual EBITDA for 2006 x 6) multiplied by a fraction, the numerator of which is the number of Sale Shares to be sold by a Selling Shareholder and the denominator of which is the total number of issued and outstanding Shares.

     (b) If the Actual EBITDA for 2006 is equal to or greater than US$1,200,000 but less than US$2,500,000, the Management Purchase Price shall be:-

          (Actual EBITDA for 2006 x 5) multiplied by a fraction, the numerator of which is the number of Sale Shares to be sold by a Selling Shareholder and the denominator of which is the total number of issued and outstanding Shares.

     (c) If the Actual EBITDA for 2006 is less than US$1,200,000, both the Put Option and the Call Option for Sale Shares held by Non-Management Shareholders shall immediately expire.

7.5 The Put or Call Option for Sale Shares held by Non-Management Shareholders may only be exercised in whole and not in part, and in respect of the number of Shares, and at the times set forth in Schedule 6, and shall expire thereafter.

7.6 The Put or Call Option for all and not part of the Sale Shares held by Management Shareholders may be exercised at any time starting 30 days after receipt of the Audited Accounts for 2006 by the Subscriber and the Shareholders' Representative and expiring 90 days after receipt of the Audited Accounts for 2006 by the Subscriber and the Shareholders' Representative.

7.7 The closing of the Put or Call Option shall be held at the principal office of the Subscriber not later than thirty (30) days following delivery of a Put Option Notice or a Call Option Notice, as the case may be, under Clause
     7.1. At the closing of the Put or Call Option, the Subscriber shall deliver a certified check or wire transfer in immediately available funds in the full amount of the Management or Non-Management Purchase Price payable to each Selling Shareholder, as the case may be, and each such Selling Shareholder shall deliver the certificates representing all of the Sale Shares, properly endorsed in form sufficient to pass good title to the Subscriber, together with the execution of any relevant documents necessary to complete the transaction; provided, however, that the Subscriber may,
     (i) at its sole discretion, deliver to one or more Selling Shareholders ordinary shares in the capital of the Subscriber ("SUBSCRIBER ORDINARY SHARES") in lieu of all or a portion of Management or Non-Management Purchase Price payable to each Selling Shareholder, as the case may be;
     (ii) with the prior written consent of the Selling Shareholder, deliver shares in an Affiliate of the Company prior to any proposed initial public offering of such Affiliate, in amounts to be agreed between the Subscriber and the Selling Shareholder. "MARKET VALUE" shall mean, with respect to the Subscriber Ordinary Shares, the average of the closing price of the Subscriber Ordinary Shares on the Tokyo Stock Exchange for the fifteen (15) trading days up to and including the third trading day prior to the applicable payment date. All stamp duty payable from the purchase of the Sale Shares shall be paid by the Selling Shareholder. Along with the title to the Sale Shares, all ancillary rights, including the right to any dividends not yet distributed on the closing of the purchase of the Sale Shares, shall be transferred to the Subscriber.

7.8 The warranties in Clause 4.2 (c) shall be deemed repeated by each Selling Shareholder to the Subscriber at the closing of the Put or Call Option, and the Subscriber shall not be obligated to complete the purchase of Sale Shares from any Selling Shareholder if the warranties under Clause 4.2(c) to be given by such Selling

     Shareholder are not true as of the proposed date of closing of the Put or Call Option under Clause 7.7.

8.   INDEMNITY

8.1. Indemnity. The Warrantors will indemnify and will keep indemnified and save harmless the Subscriber and its successors and assigns and each of its shareholders, its current and former directors, officers and employees and its agents and representatives (an "INDEMNIFIED PARTY") from and against:

     (a) any and all losses, claims, damages (including lost profits, consequential damages, interest, penalties, fines and monetary sanctions) liabilities and costs ("LOSSES") incurred or suffered by an Indemnified Party by reason of, resulting from, in connection with, or arising in any manner whatsoever out of the breach of any warranty, representation or covenant or the inaccuracy of any representation made in respect of the Group by the Warrantors contained or referred to in this Agreement or in any agreement, instrument or document delivered by the Company in connection therewith including, but not limited to, any dimunition in the value of the assets of and any payment made or required to be made by the Subscriber or any member of the Group and any costs and expenses incurred as a result of such breach provided that the indemnity contained in this Clause 8 shall be without prejudice to any other rights and remedies available to an Indemnified Party; or

     (b) the nonfulfillment or breach of any covenant, undertaking, agreement or other obligation of any of the Warrantors;

8.2. Costs. For the purposes of this Clause 8, "costs" includes lawyers' (on a solicitor and his own client's basis) and accountants' fees and expenses, court costs and all other out-of-pocket expenses.

8.3. Survival of Indemnification. The representations and warranties of the Warrantors and the rights to indemnification under this Agreement with respect thereto will survive the Closing Date.

8.4. Third Party Claims. An Indemnified Party shall notify promptly the indemnifying party (the "INDEMNIFYING PARTY") in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Agreement; provided, however, that the failure of any Indemnified Party to provide such notice shall not relieve the Indemnifying Party of its obligations under this Agreement. In case any claim, action or proceeding is brought against an Indemnified Party and the Indemnified Party notifies the Indemnifying Party of the commencement thereof, the Indemnifying Party shall be entitled to participate therein and to assume the defense thereof, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Indemnifying Party fails to take reasonable steps necessary to defend diligently the action or proceeding within twenty (20) calendar days after receiving notice from such Indemnified Party that the Indemnified Party believes it has failed to do so; or (ii) if such Indemnified Party who is a defendant in any claim or proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction), and the Indemnifying Party shall be liable for any expenses therefor.

8.5. Settlement of Claims. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim, (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party and (iii) does not include any injunctive or other non-monetary relief.

8.6. Set-Off. The Subscriber shall be entitled to set off the amount of any indemnity required to be paid by the Warrantors against any amounts payable, owing or due by the Subscriber to the Company under this Agreement.

9.   NON-COMPETITION

9.1. Non-Competition. Save as contemplated in this Agreement, each of the Management Shareholders hereby undertakes with the Subscriber that:

     (a) it will not, in any Restricted Capacity, in PRC, Hong Kong or any other country or place where a member of the Group is carrying on or has carried on business, carry on or be engaged, concerned or interested directly or indirectly in any business which may or could compete with the business of the Group other than (a) as a holder of not more than five per cent (5%) of the issued shares or debentures of any company listed on any recognised stock exchange; or (b) through the Group or the PRC Companies;

     (b) it will not, in any Restricted Capacity, solicit or entice away or attempt to solicit or entice away from any member of the Group the custom of any person, firm, company or organisation who shall at any time within twelve months prior to the date hereof have been a customer, client, identified prospective customer or client, representative, agent or correspondent of the

          Group in the habit of dealing with the Group or enter into any contract with or accept any business from any such person, firm, company or organisation;

     (c) it will not, in any Restricted Capacity employ, solicit or entice away or attempt to employ, solicit or entice away from any member of the Group any person who is at the date hereof or who shall have been at the date of or within one year prior to any purported breach of this Clause 9.1(c) an officer, manager, consultant or employee of the Group whether or not such person would commit a breach of contract by reason of leaving such employment;

     (d) it will not at any time after the date of this Agreement make use of or disclose or divulge to any third party any information concerning the business, accounts or finances of the Group, or any of its clients' or customers' transactions or affairs, which may, or may have, come to his knowledge other than any information properly available to the public or disclosed or divulged pursuant to an order of a court of competent jurisdiction.

9.2. Separate Obligations. Each and every obligation under Clause 9.1 shall be treated as a separate obligation and shall be severally enforceable as such and in the event of any obligation or obligations being or becoming unenforceable in whole or in part such part or parts as are unenforceable shall be deleted from Clause 9.1 and any such deletion shall not affect the enforceability of all such parts of Clause 9.1 as remain not so deleted.

9.3. Restrictions Adjudged Void. While the restrictions contained in Clause 9.1 are considered by the parties to be reasonable in all the circumstances, it is recognised that restrictions of the nature in question may fail for technical reasons unforeseen and accordingly it is hereby agreed and declared that if any of such restrictions shall be adjudged to be void as going beyond what is reasonable in all the circumstances for the protection of the interests of the Subscriber and the Group but would be valid if part of the wording thereof were deleted or the periods thereof reduced or the range of activities or area dealt with thereby reduced in scope the said restriction shall apply with such modifications as may be necessary to make it valid and effective.

9.4. Restricted Capacity. For the purposes of Clause 9.1, "RESTRICTED CAPACITY" means, for its/his/her own account and whether through the medium of any company which is its/his/her associate (for which purpose there shall be aggregated with its/his/her shareholding or ability to exercise control the shares held or controlled by any of its/his/her associates) or as principal, partner, director, employee, consultant or agent.

10.  TERMINATION

10.1. Termination. This Agreement may be terminated at any time prior to the
     Closing:

     (a) by the Subscriber if, between the date hereof and the Closing: (i) there is a Material Adverse Change, (ii) any representations and warranties contained in this Agreement shall not have been true and correct when made, (iii) any party shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iv) any Group Company makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against such Group Company or Person seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law related to bankruptcy, insolvency or reorganization;

     (b) by the Company if, between the date hereof and the Closing: (i) any representations and warranties of the Subscriber contained in this Agreement shall not have been true and correct when made, (ii) the Subscriber shall not have complied in all material respects with the covenants or agreements contained in this Agreement to be complied with by it or (iii) the Subscriber makes a general assignment for the benefit of creditors, or any proceeding shall be instituted by or against the Subscriber in question seeking to adjudicate the Subscriber in question bankrupt or insolvent, or seeking liquidation, winding up or reorganization, arrangement, adjustment, protection, relief or composition of its debts under any law related to bankruptcy, insolvency or reorganization;

     (c) by the Subscriber or the Company if the Closing shall not have occurred within 90 days of the date of this Agreement; provided, however, that the right to terminate this Agreement under this Clause 10.1(c) shall not be available to any Party whose failure to fulfil any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date;

     (d)  by the mutual written consent of the Subscriber and the Company.

10.2. Effect of Termination. In the event of termination of this Agreement as provided in Clause 10.1 other than as provided in Clause 10.1(b), this Agreement shall forthwith become void provided that nothing herein shall relieve any party hereto from liability for any breach of this Agreement. In the event of termination of this Agreement as provided in Clause 10.1(b), this Agreement shall forthwith become void and there shall be no liability on the part of Subscriber.

11.  MISCELLANEOUS

11.1. Survival of Warranties. The representations, warranties and covenants contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Subscriber or the Warrantors.

11.2. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any Sale Shares sold hereunder transferred in accordance with the terms of the Shareholders Agreement). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

11.3. Governing Law and Arbitration. This Agreement shall be governed by and construed in accordance with the laws of Hong Kong. Any dispute arising out of or in connection with this Agreement, including a dispute as to the validity or existence of this Agreement, shall be submitted to International Chamber of Commerce Court of Arbitration and resolved by arbitration in Hong Kong conducted in English by a single arbitrator of International Chamber of Commerce Court of Arbitration in accordance with the rules of the United Nations Commission on International Trade Law (UNCITRAL); provided, that, unless the parties agree otherwise: (i) each party shall be required only to produce specific, identified documents which are relevant to the dispute; and (ii) the parties agree the arbitration award shall be final. In addition, the parties hereto agree that no party shall have any right to commence or maintain any suit or legal proceeding concerning a dispute hereunder until the dispute has been determined in accordance with the arbitration procedure provided for herein and then only to enforce or facilitate the execution of the award rendered in such arbitration. The parties agree not to contest or seek relief from the award in any court.

11.4. Prevailing Party Attorneys' Fees. If any action or proceeding is commenced to construe or enforce this Agreement or the rights and duties of the parties hereunder, then the party prevailing in that action, and any appeal thereof, shall be entitled to recover its attorneys' fees and costs in that action or proceeding, as well as all costs and fees of any appeal or action to enforce any judgment entered therein.

11.5. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.6. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.7. Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon postal service delivery, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof or by facsimile at the facsimile number set out on the signature page hereof, or at such other address or facsimile number as such party may designate by ten (10) days' advance written notice to the other parties.

11.8. Expenses. Each of the parties hereto shall be responsible for its own costs and expenses incurred in the preparation, negotiation and execution of this Agreement.

11.9. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

11.10. Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement among the parties and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein.

11.11. Amendment and Waiver. No amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the Subscriber and Warrantors holding a majority of the Shares held by the Warrantors. Any failure of any party to comply with any obligation, agreement or condition hereunder may be waived only in writing by the other parties, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. No failure by any party to take any action with respect to any breach of this Agreement or default by any other party shall constitute a waiver of such party's right to enforce any provision hereof or to take any such action.

11.12. Consenting Stockholders' Representative. Each Warrantor, by execution hereof, constitutes and appoints, effective from and after the Closing Date, Fan to be its or his representative and attorney in fact (the "SHAREHOLDERS' REPRESENTATIVE") with power to act for and bind all Warrantors for all purposes of this Agreement, including but not limited to
     (i) the giving of notices and consents and (ii) with respect to receipt of and disputes regarding the Audited Accounts for 2005/6 and the Audited Accounts for 2006. Fan shall consult with each other Warrantor prior to taking any action as the Shareholders' Representative.

                           - EXECUTION PAGE FOLLOWS -

           - THE REST OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK -

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

THE SUBSCRIBER

For and on behalf of
XINHUA FINANCE LIMITED


By: /s/ Fredy Bush
    ---------------------------------
Name: Fredy Bush
Title: Chief Executive Officer

THE WARRANTORS

SIGNED, SEALED AND DELIVERED by
FAN CHO TAK ALEX


/s/ Fan Cho Tak Alex
-------------------------------------

in the presence of:


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


For and on behalf of
GAINFUL CONCEPT LIMITED


/s/ Fan Cho Tak Alex
-------------------------------------

in the presence of:


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


For and on behalf of
BEST GAIN GROUP LIMITED


/s/ Fan Cho Tak Alex
-------------------------------------

in the presence of:


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

For and on behalf of
ECONWORLD HOLDINGS LIMITED


/s/ Fan Cho Tak Alex
-------------------------------------

in the presence of:


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


SIGNED, SEALED AND DELIVERED by
LO YUAN LING YOLANDA


/s/
-------------------------------------

in the presence of:


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


For and on behalf of
CHEERS PERFECT LIMITED


/s/
-------------------------------------

in the presence of:


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

SIGNED, SEALED AND DELIVERED by
LO LI CHUN


/s/
-------------------------------------

in the presence of:


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


SIGNED, SEALED AND DELIVERED by
CHEUNG WAH KEUNG


/s/
-------------------------------------

in the presence of:


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


SIGNED, SEALED AND DELIVERED by
LO SHUI LING RAYMOND


/s/
-------------------------------------

in the presence of:


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

SIGNED, SEALED AND DELIVERED by
QUACH FUNG VI


/s/
-------------------------------------

in the presence of:


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


For and on behalf of
JUSTLY INVESTMENT INTERNATIONAL LIMITED
[Company chop of Justly Investment International Limited]


/s/ Chan Chi Pang
-------------------------------------

in the presence of:


-------------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


THE COMPANY

For and on behalf of
ECONWORLD MEDIA LIMITED


By: /s/ Fan Cho Tak Alex
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

                                   SCHEDULE 1
                                     PART I

          CORPORATE DETAILS OF THE COMPANY IMMEDIATELY PRIOR TO CLOSING

Name:                             EconWorld Media Limited

Date and place of Incorporation   December 1, 1999, Hong Kong

Registered Address                Room 203A, 2/F., Stanhope House, 734-738 King's Road, Hong Kong

Authorised share capital          HK$10,000 divided into 1,000,000 shares of HK$0.01 each

Issued share capital
Shareholders                      Shareholder Name                          No. of Ordinary Shares
                                  ----------------                          ----------------------
                                  Gainful Concept Limited                            30,000
                                  Cheers Perfect Limited                             20,000
                                  Cheung Wah Keung                                   10,000
                                  Lo Li Chun                                         30,000
                                  Lo Shui Ling Raymond                               10,000
                                  Justly Investment International Limited             5,000
                                  Quach Fung Vi                                      10,000
                                  EconWorld Holdings Limited                         15,000
                                  Best Gain Group Limited                            10,000
                                                                                    -------
                                     TOTAL:                                         140,000
                                                                                    =======
Directors                         Fan Cho Tak Alex
                                  Lo Yuan Ling Yolanda

Secretary                         Rayal Secretaries Limited

                                   SCHEDULE 1
                                     PART II

           CORPORATE DETAILS OF THE COMPANY IMMEDIATELY AFTER CLOSING

Name:                             EconWorld Media Limited

Date and place of Incorporation   December 1, 1999, Hong Kong

Registered Address                Room 203A, 2/F., Stanhope House, 734-738 King's Road, Hong Kong

Authorised share capital          HK$10,000 divided into 1,000,000 shares of HK$0.01 each

Issued share capital
Shareholders                      Shareholder Name                          No. of Ordinary Shares
                                  ----------------                          ----------------------
                                  Gainful Concept Limited                            30,000
                                  Cheers Perfect Limited                             20,000
                                  Cheung Wah Keung                                   10,000
                                  Lo Li Chun                                         30,000
                                  Lo Shui Ling Raymond                               10,000
                                  Justly Investment International Limited             5,000
                                  Quach Fung Vi                                      10,000
                                  EconWorld Holdings Limited                         15,000
                                  Best Gain Group Limited                            10,000
                                  Xinhua Finance Limited                            210,000
                                                                                    -------
                                     TOTAL:                                         350,000
                                                                                    =======
Directors                         Fan Cho Tak Alex
                                  Lo Yuan Ling Yolanda
                                  3 directors nominated by the Subscriber

Secretary                         Rayal Secretaries Limited

                                   SCHEDULE 2

                 CORPORATE DETAILS OF THE HONG KONG SUBSIDIARIES

(1)

Name:                             EconWorld Publishing Limited

Date and place of Incorporation   June 27, 2003, Hong Kong

Registered Address                Room 203A, 2/F., Stanhope House, 734-738 King's Road, Hong Kong

Authorised share capital          HK$1,000 divided into 100,000 shares of HK$0.01 each

Issued share capital
Shareholders                      Shareholder Name                          No. of Ordinary Shares
                                  ----------------                          ----------------------
                                  EconWorld Media Limited                            99,999
                                  Fan Cho Tak Alex                                        1
                                                                                    -------
                                     TOTAL:                                         100,000
                                                                                    =======
Directors                         Fan Cho Tak Alex
                                  Lo Yuan Ling Yolanda

Secretary                         Rayal Secretaries Limited

(2)

Name:                             Money Journal Publication Limited

Date and place of Incorporation   January 16, 2004, Hong Kong

Registered Address                Room 203A, 2/F., Stanhope House, 734-738 King's Road, Hong Kong

Authorised share capital          HK$10,000 divided into 1,000,000 shares of HK$0.01 each

Issued share capital
Shareholders                      Shareholder Name                          No. of Ordinary Shares
                                  ----------------                          ----------------------
                                  EconWorld Media Limited                              999
                                  Fan Cho Tak Alex                                       1
                                                                                     -----
                                     TOTAL:                                          1,000
                                                                                     =====
Directors                         Fan Cho Tak Alex
                                  Lo Yuan Ling Yolanda

Secretary                         Rayal Secretaries Limited

(3)

Name:                             Money Journal Advertising Limited

Date and place of Incorporation   September 28, 2004, Hong Kong

Registered Address                Room 203A, 2/F., Stanhope House, 734-738 King's Road, Hong Kong

Authorised share capital          HK$10,000 divided into 1,000,000 shares of HK$0.01 each

Issued share capital
Shareholders                      Shareholder Name                          No. of Ordinary Shares
                                  -----------------                         ----------------------
                                  Money Journal Publication Limited                    10,000
                                                                                       ------
                                     TOTAL:                                            10,000
                                                                                       ======

Directors                         Money Journal Publication Limited

Secretary                         Fan Choi Ying

                                   SCHEDULE 3

                   CORPORATE DETAILS OF THE PRC SUBSIDIARIES

(1)

Name                              EconWorld(Shanghai) Co., Ltd.

Date of Incorporation             April 29, 2003

Registered Address                Rm. 1211, Lippo Plaza, 222, Huaikai Central Rd., Shanghai

Registered Capital                US$140,000

Total Investment Amount           US$200,000

Term of Operation                 10 years (from April 29, 2003 to April 28, 2013)

Type of Company                   limited company

Shareholder                       Shareholder's Name        Shareholding Percentage (%)
                                  ------------------        ---------------------------
                                  EconWorld Media Limited                100

Legal Representative and
Managing Director                 Lo Yuan Ling Yolanda

Business Scope                    Business consulting, consulting on project management, market research and enterprise image building (excluding advertising).
                                  Licensed to operate where necessary).

(2)

Name                              Financial World (Shanghai) Co., Ltd.

Date of Incorporation             April 29, 2003

Registered Address                Rm. 512, Block C, 103, Nantang Bin Road, Shanghai

Registered Capital                US$210,000

Total Investment Amount           US$300,000

Term of Operation                 10 years (from April 29, 2003 to April 28, 2013)

Type of Company                   limited company

Shareholder                       Shareholder's Name                   Shareholding Percentage (%)
                                  ------------------                   ---------------------------
                                  EconWorld Media Limited                           100

Legal Representative and
Managing Director                 Fan Cho Tak Alex

Business Scope                    Consulting on international economy, investment consulting, trading information consulting, business consulting and
                                  management consulting. Licensed to operate where necessary.

                                   SCHEDULE 4

                                 KEY MANAGEMENT

[Names of key management officers]

                                   SCHEDULE 5

                               MATERIAL CONTRACTS

[List of material contracts in 2004.]

                                   SCHEDULE 6

              SCHEDULE OF EXERCISING PUT OPTION OR CALL OPTION FOR
                           NON-MANAGEMENT SHAREHOLDERS

                                      No. of shares available     No. of shares available
                                    for sale by exercising Put    for sale by exercising
                                       Option or Call Option     Put Option or Call Option
                                      starting 30 days after       starting 30 days upon
                                      receipt of the Audited      receipt of the Audited
                                    Accounts for 2005/6 by the   Accounts for 2006 by the
                                        Subscriber and the          Subscriber and the
                                           Shareholders'               Shareholders'
                                        Representative and          Representative and
                                      expiring 90 days after      expiring 90 days after
                                      receipt of the Audited      receipt of the Audited
                                    Accounts for 2005/6 by the   Accounts for 2006 by the
                                        Subscriber and the          Subscriber and the
                        No. of             Shareholders'               Shareholders'
Name of shareholder   shares held         Representative              Representative
-------------------   -----------   --------------------------   -------------------------
Cheung                   10,000               10,000                            0
Lo                       30,000               12,000                       18,000
Raymond                  10,000                8,000                        2,000
Justly Investment         5,000                2,000                        3,000
Quach                    10,000               10,000                            0

                                    EXHIBIT A

                                PUT OPTION NOTICE

To: Xinhua Finance Limited

I/We, [__________] of [__________] hereby exercise my/our rights to exercise the Put Option for [__________] shares of par value HK$0.01 each in the capital of EconWorld Media Limited at an aggregate price of [__________].

You are required to pay us the sum of [__________] to the following bank account:-

Name of Account: ____________________
Account No. ____________________
Swift code: ____________________

I/We agree to comply with the terms and conditions in relation to the exercise of Put Option as set out in the Subscription Agreement.

Date:
      -------------------------------


By:
    ---------------------------------

                                    EXHIBIT B

                               CALL OPTION NOTICE

To: Management/Non-Management Shareholders

We, Xinhua Finance Limited hereby exercise our rights to exercise the Call Option for [__________] shares of par value HK$0.01 each in the capital of EconWorld Media Limited at an aggregate price of [__________].

Please provide us with your bank accounts details so that we can make payment to you.

We agree to comply with the terms and conditions in relation to the exercise of Call Option as set out in the Subscription Agreement.

Date:
      -------------------------------

Yours faithfully,

For and on behalf of
Xinhua Finance Limited


By:
    ---------------------------------